UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

100 Jericho Quadrangle
Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

(516) 938-5544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Griffon Corporation’s subsidiaries, Clopay Building Products Company, Inc. and Clopay Plastic Products Company, Inc., entered into a commitment letter (the “Commitment Letter”), dated May 28, 2008, for a new five-year $100 million senior secured revolving credit facility for their domestic operations. Pursuant to the Commitment Letter, J.P. Morgan Securities Inc. agreed to act as the sole lead arranger and sole bookrunner of the facility. Availability under the facility will be based upon certain eligible accounts receivable, inventory, cash and cash equivalents and property, plant and equipment. The Commitment Letter is subject to customary conditions. Griffon Corporation (the “Company”) anticipates that such transaction will close in its third fiscal quarter.

On May 28, 2008, the Company issued a press release announcing that it had entered into the Commitment Letter, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By:	/s/ Patrick L. Alesia
Patrick L. Alesia
Chief Financial Officer

Date: June 3, 2008

Exhibit Index

99.1	Press Release dated May 28, 2008.